THIS AGREEMENT made this March 21st 1997

BETWEEN:
TENGTU INTERNATIONAL CORP.
a body corporate incorporated under the
laws of Delaware having its head
office at
(hereinafter referred to as "Tengtu")

AND:
B.D. CLARK & ASSOCIATES INC.
2253 Shardawn Mews
Mississauga, Ontario
L5C 1W6

(hereinafter referred to as the "Consultant")



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WHEREAS, Tengtu's business opportunities can be grouped into two categories, identifiable as education and entertainment.

AND WHEREAS, Consultant has experience with and knowledge of Tengtu and can be of assistance in furthering its business objectives;

AND WHEREAS, Tengtu and Consultant wish to enter into an agreement whereby Consultant will provide such assistance to Tengtu;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Tengtu and Consultant agree as follows:

I.
 AGREEMENT

Tengtu hereby engages Consultant to provide the service to Tengtu outlined in
Article 2 hereof and Consultant agrees to provide the same, upon the following terms and conditions.

II.
CONSULTANT SERVICES

Consultant will nominate one of its officers to assume the position of President which duties shall include the development and field implementation of strategies for Tengtu produce lines as well as Marketing Strategies and quantified Revenue and Profit objectives as required to satisfy operating plan objectives, including but not limited to capital infusions, mergers and acquisitions, revenues and profit objectives and share price.

III.
TENGTU OBLIGATIONS

Tengtu shall provide suitable office space, parking, secretarial assistance, stationery, postage, telephone and other such standard support services to Consultant at its premises as and where determined by Consultant.

IV.
CHARGES AND PAYMENT TERMS

4.1
For the services provided hereunder, Tengtu shall pay Consultant at the rate of one hundred and ninety- two dollars ($192.00) per hour plus expenses, as determined by Consultant.

4.2
The parties agree that the minimum billable hours to be provided under this contract are 3,600 hours and that the total paid will not exceed six hundred and twelve thousand dollars ($612,000) without the prior written consent of Tengtu.

4.3
Allowable business costs for which Consultant is to be reimbursed are the usual business related travel and entertainment expenses of a professional consultant inclusive of business related telephone calls on Consultant's car phones.

4.4
Payment shall be made the last working day of each month provided Consultant submits an itemized invoice


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for hours worked and expenses incurred at least three (3) working days in advance.

4.5
Effective with the signing of the agreement Tengtu agrees to provide Consultant with a retainer of $15,000, which will be returned in full at the satisfactory completion of this contract.

V.
TERM

This Agreement shall be in effect from the date first mentioned in this Agreement until March 31, 2000, provided only that either party may terminate the Agreement, without cause, on sixty (60) days prior written notice. If Tengtu so terminates the Agreement a termination payment of two hundred thousand dollars ($200,000) is immediately due and payable, if neither Barry Clark nor Pak Cheung is Chief Executive Officer. If Pak Cheung or Barry Clark is Chief Executive Officer at the time, the termination payment will be reduced by one hundred thousand dollars ($100,000).

VI.
INCENTIVE REMUNERATION

6.1
Effective with the signing of this Agreement Tengtu agrees to cause to be vested to Consultant 500,000 shares of Tengtu at no cost to Consultant. These shares will be subject to a voting trust for two years in favour of Pak Cheung.

6.2
At each anniversary of this contract or at achievement of each objective, Consultant will receive a performance bonus in cash or equity (equity to be determined based on latest month and share price) or a combination as agreed to by Consultant and Tengtu equal to percentages identified in Table A attached of capital funds raised, revenue/profit achieved, alliances and acquisitions attained and share price increases.

6.3
Effective with the acquisition of the Iconix project (to be identified as such by Consultant) Consultant will receive a one-third interest in the share equity of the Iconix equity at Consultant option, at no cost to Consultant.

6.4
 Effective with completion of each corporate acquisition by Tengtu, Consultant will receive a 10.1% interest in the share equity of each project at Consultant's option at no cost to Consultant. Each acquisition will be subject to Board approval and Consultant may charge percentage in conjunction with executive compensation packages that Consultant is to design.

VII.
INDEPENDENCE

The relationship between Tengtu and Consultant is solely that of principal and independent contractor and without limiting the generality of the foregoing, Consultant shall not under any circumstances be considered to be an employee of Tengtu.

VIII.
LOCATION OF SERVICE

The services to be provided by Consultant shall be at any location deemed appropriate by the Consultant. It is understood and agreed, however, that Consultant shall undertake such travel, at Tengtu expense as may be required form time to time.

INDEMNIFICATION

Each party shall indemnify and hold the other harmless from any loss, costs, damages or expenses which the other may sustain and arising out of anything done or omitted to be done by the indemnifying party . This provision shall survive the termination of this

Agreement.

10.
ASSIGNMENT

This Agreement or any of its benefits or liabilities may not be assigned by either party without the prior written consent of the other party.

APPLICABLE LAW

This Agreement shall be construed and governed solely in accordance with the laws of the Province of Ontario and the parties specifically submit to the exclusive jurisdiction of the courts of the said Province.

FURTHER ASSURANCE

The parties shall execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices, conveyances and assurances in law, as may be required, to carry out the true intent and to give full force and effect to this Agreement.

NOTICE

Any notice, direction of instrument shall be given in writing and be mailed postage prepaid by registered mail or delivered by one party to the other at the address of the party first written above and, if delivered, shall be deemed to have been given or made on the day on which it was delivered, or if mailed, shall be deemed to have been given or made on the third business day following the date after which it was mailed and either of the parties hereto may, from time to time give notice of any change of their addresses in the manner herein provided and, in such event, the address of the party shall be deemed to be changed accordingly.

14.
HEADINGS

The section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

15.
TAXES

Tengtu shall reimburse Consultant for all Goods and Services or Provincial Sales taxes arising out of his provision services under this Agreement. This does not include any liability for income taxes for which Consultant shall be solely responsible.


16.
SEVERABILITY

If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part, the remaining provisions shall nevertheless be valid, binding and subsisting.


TABLE A
ATTACHED TO SECTION 7




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CAPITAL FUNDS                          First $5,000,000                4.0%
                                       Balance                         2.0%
REVENUE ACHIEVEMENTS                   On an annual basis              2.0%
ALLOWANCES/ACQUISITIONS                At each transaction             5.0%
SHARE PRICE INCREASES                  On annual measurement of
                                       increase per share times
                                       outstanding shares issued       7.5%

These percentages are subject to downward adjustment by Consultant in conjunction with the executive remuneration package that Consultant is designing. The overall executive remuneration is subject to Board approval and Consultant acknowledges that the business percentages for the executives and Consultant will be relative and that he will evaluate accordingly.



TENGTU INTERNATIONAL CORP.

PROPOSED CORPORATE BONUS SCHEDULEJ.
-----------------------------------


The following are proposed bonus scheme to executives and directors of the company for their direct contributions to successful undertakings listed below. In cases where more than one person is involved in the undertaking, the bonuses have to be apportioned according to either (a) a mutually agreed to bonus sharing formula among the persons having involvement, or, (b) the Corporate Bonus Sharing Formula depicted in Note 1.


Undertaking accomplished
------------------------
Total Corp.
Form of

Allocation (%)
--------------

Payment
-------

Capital raised from external sources
3
Cash
(Amount of cash raised)


Mergers and Acquisition
3
(Transaction value)
Shares

Strategic Relationship
3
Shares
(Resulting increase in revenue
  forecast for two years)


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Gross Revenue
1
Shares
(Current year for first two years)

Profit
1/4
Shares
(Before tax profit, commencing
on the third year)


         Note 1: Corporate Bonus Sharing Formula (Applicable to Capital raised, Mergers and Acquisition, and Strategic Relationships.)
         a. If only two persons are involved with one lead person, lead person takes 2/3 and the other person takes 1/3
         b. If three persons are involved with one lead person, lead person takes 1/2 and the other persons share the remaining.
         If three persons are involved with two lead persons, lead persons take 1/2 and 3/4 each and the other person takes the remaining. c. If more than three persons are involved with two lead persons, lead persons take 1/3 each and other persons take the remaining.